SEE REVERSE FOR LEGENDS

NUMBER

SHARES

# UNIFIED WESTERN GROCERS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
AUTHORIZED CAPITAL STOCK
500,000 Class A Shares
2,000,000 Class B Shares
24 Class C Shares
2,000,000 Class E Shares

CLASS E

This Certifies that ______________________________ is the owner of

______________________________ fully paid and non-assessable Class E Shares of UNIFIED WESTERN GROCERS, INC., transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

OWNERSHIP AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED. SEE LEGEND ON REVERSE.

In Witness Whereof, the Corporation has caused the facsimile seal of the Corporation and the signatures of its duly authorized officers to be affixed hereto.

DATED:

______________________________
SECRETARY

UNIFIED WESTERN GROCERS, INC.
INCORPORATED
APR. 11, 1925
CALIFORNIA

______________________________
VICE PRESIDENT

UNIFIED WESTERN GROCERS, INC.
INCORPORATED APR. 11. 1925 CALIFORNIA

PURSUANT TO THE CORPORATION'S ARTICLES OF INCORPORATION, BYLAWS AND THE APPLICATION AND AGREEMENT FOR SERVICE AFFILIATION AS A MEMBER PATRON/AFFILIATE AND PLEDGE AND SECURITY AGREEMENT EXECUTED BY THE REGISTERED HOLDER, OWNERSHIP AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED. THE RESTRICTIONS INCLUDE:

1. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR ASSIGNED WITHOUT THE PRIOR CONSENT OF THE CORPORATION, WHICH WILL NORMALLY BE WITHHELD.
2. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE RIGHTS IN ACCORDANCE WITH THE BYLAWS OF THE CORPORATION.
3. THE CORPORATION HAS A LIEN ON THE SHARES REPRESENTED HEREBY TO SECURE PERFORMANCE BY THE REGISTERED HOLDER AND ITS AFFILIATES OF ALL OBLIGATIONS TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES.

The above is only a partial statement of the rights, preferences, privileges and restrictions granted to, or imposed upon the shares. The authorized shares of capital stock of the Corporation are classified into four classes designated Class A Shares, Class B Shares, Class C Shares, and Class E Shares. A copy of the complete statement of the rights, preferences, privileges and restrictions of each class of shares as set out in the Articles of Incorporation, Bylaws and the Application and Agreement for Service Affiliation as a Member Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement may be obtained, upon request and without charge, from the Secretary of the Corporation at its principal executive office.

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For Value Received, ________________ hereby sell, assign and transfer unto ________________________________

________________________________ Shares represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated ________________, __________ In the presence of ________________________________